UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  November 30, 2006

Community Capital Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-25345	58-2413468
(Commission File Number)	(IRS Employer Identification No.)

2815 Meredyth Drive, Albany, Georgia	31707
(Address of Principal Executive Offices)	(Zip Code)

(229) 446-2265
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers.

As previously disclosed, on June 1, 2006, Community Capital Bancshares, Inc. (“the Company”) and Albany Bank & Trust, N.A. entered into a Separation Proposal with Atlantic Bank Holdings, Inc. (the “Proposal”) regarding the Company’s decision not to pursue the formation of a new thrift in Charleston, South Carolina, where the Company was operating a loan production office. Pursuant to the Proposal, after November 30, 2006, the Company no longer operates the Charleston loan production office. Hal E. Cobb currently serves as President of Atlantic Bank Holdings, Inc., which is now in the process of organizing Atlantic Bank & Trust, a proposed stand-alone thrift in Charleston, which has assumed the operation of the loan production office. Accordingly, on November 30, 2006, Mr. Cobb resigned from his position as a director of the Company. There were no disagreements between Mr. Cobb and the Company that led to Mr. Cobb’s resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY CAPITAL BANCSHARES, INC.

Dated: December 5, 2006
By: /s/ David J. Baranko
Name: David J. Baranko
Title: Chief Financial Officer